                                                                     EXHIBIT 3.1

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 10:01 AM 02/27/2004
                                                       FILED 10:01 AM 02/27/2004
                                                    SRV 040146669 - 3754372 FILE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                SOLO CUP COMPANY

          The undersigned, Ronald L. Whaley, certifies that he is the President and Chief Operating Officer of Solo Cup Company, a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), and does hereby certify as follows:

          1. The name of the Corporation is Solo Cup Company and the original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on January 29, 2004.

          2.   The Corporation has not received payment for any of its stock.

          3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 241, 245, and 141(f) of the General Corporation Law of the State of Delaware and restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation.

          4. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

          FIRST: The name of the Corporation is Solo Cup Company (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of one cent ($.01).

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          2. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          3. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          4. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          Notwithstanding anything to the contrary elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation shall not provide indemnification in respect of claims, expenses or other liabilities or costs relating to, arising out of or resulting from (1) the provision prior to, on or after February 27, 2004 by Senior Executive (as defined in the Stockholders' Agreement (as defined below)) to Solo Family Members (as defined in the Stockholders' Agreement) of investment advice, investment management and investment reporting services or other services not directly related to the performance by Senior Executive of his duties as an officer or director of the Corporation or (2) any claim by a Solo Family Member relating to, arising out of or resulting from any transaction referred to in or contemplated by the Offering Memorandum (as defined in the Stockholders' Agreement) and which relates to any act or omission of Senior Executive occurring on or prior to February 27, 2004.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH: Shares of stock of the Corporation may be subject to that certain Stockholders' Agreement, dated February 27, 2004, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation, the Corporation and the other signatories thereto, as amended in accordance with its terms (the "Stockholders' Agreement").

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Certificate of Incorporation to be executed on this 27th day of February, 2004.


                              SOLO CUP COMPANY


                              By:  /s/ Ronald L. Whaley
                                 ----------------------------------
                              Name:  Ronald L. Whaley
                              Title: President and Chief Operating
                                     Officer